Exhibit 3.4

Certificate Number	No. of Shares

0	[•]

C&J ENERGY SERVICES LTD.

Incorporated under the laws of Bermuda

Company Number [    ]

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP:

THIS IS TO CERTIFY THAT [name of shareholder], of [address of shareholder], is the registered holder of [•] fully paid COMMON SHARES of par value USD 0.01 each in C&J Energy Services Ltd., subject to the Memorandum of Association and Bye-Laws thereof.

GIVEN UNDER the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED this [•]th day of [•], 2015.

Director	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT —	as tenants by the entireties	(Cust)	(Minor)
JT TEN —	as joint tenants with right of survivorship	under Uniform Gift to Minors
	and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

C&J Energy Services Ltd.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye-Laws of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                           Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).